Exhibit 99.1

IMMEDIATE RELEASE

Graham Corporation Reports

Fiscal 2018 First Quarter Results

•	Revenue of $21 million; net income of $0.9 million, $0.10 per share

•	Continue to expect fiscal 2018 revenue to be between $80 million and $90 million

BATAVIA, NY, August 4, 2017 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical, power and defense industries, today reported financial results for its first quarter ended June 30, 2017 (“fiscal 2018”).

Net sales in the first quarter of fiscal 2018 were $20.9 million, compared with net sales of $22.4 million in the first quarter of the fiscal year ended March 31, 2017 (“fiscal 2017”). Net income in the fiscal 2018 first quarter was $0.9 million, or $0.10 per diluted share, compared with $0.1 million, or $0.01 per diluted share, in the prior-year first quarter which was unfavorably impacted by a $0.4 million net-of-tax restructuring charge.

James R. Lines, Graham’s President and Chief Executive Officer, commented, “Our operations team executed well during the quarter, realizing solid productivity at low production levels and accelerating certain projects. Our guidance for fiscal 2018 is unchanged, however, due to backlog acceleration into the first quarter there are volume related challenges in our second quarter. Investment in downstream energy markets continues to be uncertain, and this is clearly reflected in both our order and backlog levels. We are focusing our efforts on plant level energy opportunities, as well as the nuclear power and U.S. Navy markets. We believe that our diversification strategy is significantly benefiting us during these tough times in the energy markets.”

He continued, “Our acquisition strategy is crucial to fuel long-term growth and we will remain disciplined about deploying capital for strategic growth. Our organic diversification efforts, coupled with future external growth investment, underpin revenue and earnings expansion both during the current energy sector downturn and in an eventual energy market expansion.”

First Quarter Fiscal 2018 Sales Summary

(See accompanying financial tables for a breakdown of sales by industry and region)

Sales to the chemical/petrochemical market were $7.2 million, compared with $5.2 million in the fiscal 2017 first quarter. Sales to the Company’s other commercial, industrial and defense markets were also up, by $0.8 million to $6.1 million. Growth was offset by significantly lower sales to the refining market which, at $3.6 million, were half of the level of the prior-year first quarter. Additionally, sales to the power market were down $0.7 million to $4.0 million.

From a geographic perspective, sales to almost all markets, including the U.S., were lower than the prior-year first quarter. The international sales decrease was driven by South America, offset by increases in Asia and Canada.

Fluctuations in Graham’s sales among geographic locations and industries can vary measurably from quarter-to-quarter based on the timing and magnitude of projects. Graham does not believe that such quarter-to-quarter fluctuations are indicative of business trends, which it believes are more apparent on a trailing twelve month basis.

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

First Quarter Fiscal 2018 Operating Performance Review

($ in millions)	Q1 FY18	Q1 FY17	Change
Net sales	$20.9	$22.4	$(1.5)
Gross profit	$4.9	$4.1	$0.8
Gross margin	23.3%	18.4%
Operating profit	$1.2	$(0.1)	$1.3
Operating margin	5.7%	-0.4%
Net income	$0.9	$0.1	$0.8
Diluted EPS	$0.10	$0.01	$0.09

First quarter fiscal 2018 gross profit and margin benefited from a more favorable mix of projects and timing of overhead costs.

Selling, general and administrative (“SG&A”) expenses were generally flat at $3.7 million. SG&A as a percent of sales was 18% in the first quarter of fiscal 2018 compared with 16% in the same prior-year period.

In the first quarter of fiscal 2017, the Company reduced its headcount by approximately 10% and incurred a $0.6 million restructuring charge.

During the first quarter of fiscal 2018, Graham had an effective tax rate of 30%. In the first quarter of fiscal 2017, the Company realized a favorable tax credit, resulting in a $0.1 million tax benefit for that quarter.

To summarize, the increase in net income during the first quarter compared with the prior-year quarter was primarily driven by improved gross margin and the impact of last year’s restructuring charge.

Adjusted EBITDA

($ in millions)	Q1 FY18	Q1 FY17	Change
Adjusted EBITDA	$1.7	$1.0	$0.7
Adjusted EBITDA margin	8.3%	4.6%

The first quarter fiscal 2018 to first quarter fiscal 2017 comparison of Adjusted EBITDA (defined as consolidated net income before interest expense and income, income taxes, depreciation and amortization and a nonrecurring restructuring charge where applicable) was impacted by the factors discussed above.

Graham believes that, when used in conjunction with measures prepared in accordance with GAAP, Adjusted EBITDA and Adjusted EBITDA margin (Adjusted EBITDA as a percentage of sales), which are non-GAAP measures, help in the understanding of its operating performance. Graham’s credit facility also contains ratios based on EBITDA. See the attached tables for additional important disclosures regarding Graham’s use of Adjusted EBITDA and Adjusted EBITDA margin as well as a reconciliation of net income to Adjusted EBITDA.

Capital Supports Growth Opportunities

Cash, cash equivalents and investments at June 30, 2017 were $75.3 million, up $1.8 million from March 31, 2017. The increase resulted from positive operating cash flows and low capital spending.

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Cash provided by operations in the first quarter of fiscal 2018 was $2.9 million, compared with $3.8 million in the first quarter of fiscal 2017. The decrease was primarily the result of timing of working capital utilization, partially offset by higher net income.

Capital expenditures in the first quarter of fiscal 2018 were at approximately the same level as in the first quarter of fiscal 2017, at $0.1 million. The Company expects capital expenditures for fiscal 2018 to be between $2.5 million and $3.0 million. The majority of the capital investments are expected to be used for equipment upgrades and productivity enhancements.

Dividend payments were $0.9 million in the first quarters of both fiscal 2018 and 2017.

Graham had neither borrowings under its credit facility, nor any long-term debt outstanding, at June 30, 2017.

Continued Weakness in Orders and Backlog

Total orders were $11.1 million in the first quarter of fiscal 2018, down from $14.6 million in the prior-year first quarter. In the fiscal 2018 first quarter, orders from U.S. customers were $8.5 million, or 77% of total orders, and orders from international markets were $2.6 million, or 23%. This compares with 72% from the U.S. and 28% from international markets in the first quarter of fiscal 2017.

Graham expects that the balance between domestic and international orders will continue to be variable between quarters.

Backlog at the end of the first quarter of fiscal 2018 was $72.9 million, down $9.7 million sequentially from the end of fiscal 2017. The decrease is due to the weak order level during the quarter.

The Company’s backlog mix by industry continues to highlight the success of its diversification strategy to increase sales to the U.S. Navy and the power industry. Backlog by industry at June 30, 2017 was approximately:

•	64% for U.S. Navy projects

•	18% for refinery projects

•	9% for chemical/petrochemical projects

•	6% for power projects, including nuclear

•	3% for other industrial applications

The expected timing for that backlog to convert to sales is as follows:

•	Within next 12 months: 45% to 55%

•	Within 12 to 24 months: 5% to 10%

•	Beyond 24 months: 35% to 40%

FY 2018 Guidance Remains Unchanged

Graham’s fiscal 2018 guidance is as follows:

•	Revenue is anticipated to be between $80 and $90 million

•	Gross margin is expected to be between 22% and 24%

•	SG&A expense is expected to be between $16 and $17 million

•	Effective tax rate is anticipated to be between 30% and 32%

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Mr. Lines concluded. “Our first quarter results were better than we anticipated, but we believe that our second quarter earnings will reflect a sequential decline. While our full year guidance remains unchanged, projects in our backlog lead us to expect quarterly volatility for the remainder of the fiscal year.”

Webcast and Conference Call

Graham’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time to review its financial condition and operating results for the first quarter fiscal 2018, as well as its strategy and outlook. The review will be accompanied by a slide presentation which will be made available immediately prior to the conference call on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.” A question-and-answer session will follow the formal presentation.

Graham’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.”

A telephonic replay will be available from 2:00 p.m. ET on the day of the teleconference through Friday, August 11, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13665351. A transcript of the call will be placed on Graham’s website, once available.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Energy markets include oil refining, cogeneration, nuclear and alternative power. For the defense industry, the Company’s equipment is used in nuclear propulsion power systems for the U.S. Navy. Graham’s global brand is built upon world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and unsurpassed quality. Graham designs and manufactures custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Graham is also a leading nuclear code accredited fabrication and specialty machining company. Graham supplies components used inside reactor vessels and outside containment vessels of nuclear power facilities. Graham’s equipment can also be found in other diverse applications such as metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning. Graham’s reach spans the globe and its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “confidence,” “projects,” “typically,” “outlook,” “anticipates,” “believes,” “appears,” “could,” “opportunities,” “seeking,” “plans,” “aim,” “pursuit,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected expansion and growth opportunities within its domestic and international markets, anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness, customer preferences, changes in market conditions in the industries in which it operates, changes in commodities prices, the effect on its business of volatility in commodities prices, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy and the expected performance of Energy Steel & Supply Co. and its operations in China, are forward-looking statements.

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
Vice President – Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Graham Corporation

First Quarter Fiscal 2018

Consolidated Statements of Income – Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016	% Change
Net sales	$20,851	$22,365	(7%)
Cost of products sold	15,985	18,254	(12%)

Gross profit	4,866	4,111	18%
Gross profit margin	23.3%	18.4%
Other expenses and income:
Selling, general and administrative	3,623	3,598	1%
Selling, general and administrative – amortization	58	58	—
Restructuring charge	—	555	NA

Operating profit	1,185	(100)	NM
Operating profit margin	5.7%	(0.4%)
Interest income	(151)	(87)	74%
Interest expense	3	2	50%

Income before provision for income taxes	1,333	(15)	NM
Provision for income taxes	398	(100)	NM

Net income	$935	$85	1000%

Per share data:
Basic:
Net income	$0.10	$0.01	900%

Diluted:
Net income	$0.10	$0.01	900%

Weighted average common shares outstanding:
Basic	9,748	9,675
Diluted	9,758	9,680
Dividends declared per share	$0.09	$0.09

Note: NA – Not Applicable; NM – Not Meaningful

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Graham Corporation

First Quarter Fiscal 2018

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	June 30, 2017 (Unaudited)	March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$25,260	$39,474
Investments	50,000	34,000
Trade accounts receivable, net of allowances ($167 and $168 at June 30 and March 31, 2017, respectively)	11,213	11,483
Unbilled revenue	11,459	15,842
Inventories	7,909	9,246
Prepaid expenses and other current assets	910	681

Total current assets	106,751	110,726
Property, plant and equipment, net	16,646	17,021
Prepaid pension asset	2,579	2,340
Goodwill	6,938	6,938
Permits	10,300	10,300
Other intangible assets, net	4,023	4,068
Other assets	294	177

Total assets	$147,531	$151,570

Liabilities and stockholders’ equity
Current liabilities:
Current portion of capital lease obligations	$107	$107
Accounts payable	7,142	10,295
Accrued compensation	4,327	5,189
Accrued expenses and other current liabilities	3,126	3,723
Customer deposits	12,510	12,407
Income taxes payable	389	317

Total current liabilities	27,601	32,038
Capital lease obligations	118	143
Deferred income tax liability	4,353	4,051
Accrued pension liability	489	467
Accrued postretirement benefits	767	761

Total liabilities	33,328	37,460

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $.10 par value, 25,500 shares authorized 10,580 and 10,548 shares issued and 9,766 and 9,740 shares outstanding at June 30 and March 31, 2017, respectively	1,058	1,055
Capital in excess of par value	23,105	23,176
Retained earnings	110,600	110,544
Accumulated other comprehensive loss	(8,210)	(8,434)
Treasury stock (814 and 808 shares at June 30 and March 31, 2017, respectively	(12,350)	(12,231)

Total stockholders’ equity	114,203	114,110

Total liabilities and stockholders’ equity	$147,531	$151,570

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Graham Corporation

First Quarter Fiscal 2018

Consolidated Statements of Cash Flows - Unaudited

(Amounts in thousands)

	Three Months Ended June 30,
	2017	2016
Operating activities:
Net income	$935	$85
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	497	524
Amortization	58	58
Amortization of unrecognized prior service cost and actuarial losses	263	348
Stock-based compensation (income) expense	(67)	42
Loss (gain) on disposal or sale of property, plant and equipment	—	1
Deferred income taxes	185	106
(Increase) decrease in operating assets:
Accounts receivable	276	(3,511)
Unbilled revenue	4,394	(1,868)
Inventories	1,338	3,560
Prepaid expenses and other current and non-current assets	(334)	(792)
Income taxes payable	72	(214)
Prepaid pension asset	(239)	—
Increase (decrease) in operating liabilities:
Accounts payable	(3,170)	(1,011)
Accrued compensation, accrued expenses and other current and non-current liabilities	(1,462)	(115)
Customer deposits	101	6,694
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	29	(93)

Net cash provided by operating activities	2,876	3,814

Investing activities:
Purchase of property, plant and equipment	(117)	(129)
Purchase of investments	(25,000)	(9,000)
Redemption of investments at maturity	9,000	9,000

Net cash used by investing activities	(16,117)	(129)

Financing activities:
Principal repayments on capital lease obligations	(24)	(11)
Issuance of common stock	—	4
Dividends paid	(879)	(866)
Purchase of treasury stock	(119)	(30)
Excess tax deficiency on stock awards	—	(35)

Net cash used by financing activities	(1,022)	(938)

Effect of exchange rate changes on cash	49	(114)

Net (decrease) increase in cash and cash equivalents	(14,214)	2,633
Cash and cash equivalents at beginning of year	39,474	24,072

Cash and cash equivalents at end of year	$25,260	$26,705

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Graham Corporation

First Quarter Fiscal 2018

Adjusted Net Income Reconciliation—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2017		2016
		Per Diluted Share		Per Diluted Share
Net income	$935	$0.10	$85	$0.01
+ Restructuring charge	—	—	555	0.06
- Tax effect	—	—	(172)	(0.02)

Adjusted net income	$935	$0.10	$468	$0.05

Non-GAAP Financial Measure:

Adjusted net income is defined as GAAP net income excluding a nonrecurring restructuring charge. Adjusted net income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted net income is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Because Adjusted net income is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted net income, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Graham Corporation

First Quarter Fiscal 2018

Adjusted EBITDA Reconciliation—Unaudited

(Amounts in thousands)

	Three Months Ended June 30,
	2017	2016
Net income	$935	$85
+Net interest income	(148)	(85)
+Income taxes	398	(100)
+Depreciation & amortization	555	582
+Restructuring charge	—	555

Adjusted EBITDA	$1,740	$1,037

Adjusted EBITDA margin %	8.3%	4.6%

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense and income, income taxes, depreciation and amortization and a nonrecurring restructuring charge. Adjusted EBITDA margin is Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted EBITDA and Adjusted EBITDA margin are important for investors and other readers of Graham’s financial statements, as they are used as analytical indicators by Graham’s management to better understand operating performance. Graham’s credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Graham Corporation

First Quarter Fiscal 2018

Additional Information—Unaudited

ORDER & BACKLOG TREND
($ in millions)
	Q117	Q217	Q317	Q417	FY2017	Q118
	Total	Total	Total	Total	Total	Total
Orders	$14.6	$24.8	$17.7	$9.0	$66.1	$11.1
Backlog	$99.9	$104.0	$99.1	$82.6	$82.6	$72.9

SALES BY INDUSTRY FY 2018
($ in millions)
FY 2018	Q1	% of
	6/30/17	Total
Refining	$3.6	18%
Chemical/ Petrochemical	$7.2	34%
Power	$4.0	19%
Other Commercial, Industrial and Defense	$6.1	29%
Total	$20.9

SALES BY INDUSTRY FY 2017
($ in millions)
FY 2017	Q1	% of	Q2	% of	Q3	% of	Q4	% of		% of
	6/30/16	Total	9/30/16	Total	12/31/16	Total	3/31/17	Total	FY2017	Total
Refining	$7.2	32%	$6.7	32%	$6.3	28%	$4.0	15%	$24.2	26%
Chemical/ Petrochemical	$5.2	23%	$5.1	24%	$4.3	19%	$6.9	27%	$21.5	23%
Power	$4.7	21%	$6.1	29%	$4.4	19%	$4.8	19%	$20.0	22%
Other Commercial, Industrial and Defense	$5.3	24%	$3.2	15%	$7.7	34%	$9.9	39%	$26.1	29%
Total	$22.4		$21.1		$22.7		$25.6		$91.8

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Graham Corporation Reports Fiscal 2018 First Quarter Results

August 4, 2017

Graham Corporation

First Quarter Fiscal 2018

Additional Information—Unaudited

(Continued)

SALES BY REGION FY 2018
($ in millions)
FY 2018	Q1	% of
	6/30/17	Total
United States	$14.8	71%
Middle East	$0.9	4%
Asia	$3.4	16%
Other	$1.8	9%
Total	$20.9

SALES BY REGION FY 2017
($ in millions)
FY 2017	Q1	% of	Q2	% of	Q3	% of	Q4	% of		% of
	6/30/16	Total	9/30/16	Total	12/31/16	Total	3/31/17	Total	FY2017	Total
United States	$16.3	73%	$15.4	73%	$17.5	77%	$20.0	78%	$69.2	75%
Middle East	$1.0	4%	$0.5	2%	$0.8	3%	$0.9	4%	$3.2	4%
Asia	$3.1	14%	$1.2	6%	$1.6	7%	$1.8	7%	$7.7	8%
Other	$2.0	9%	$4.0	19%	$2.8	13%	$2.9	11%	$11.7	13%
Total	$22.4		$21.1		$22.7		$25.6		$91.8

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